PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of the 6th day of October, 2005 by and among Security Benefit Life Insurance Company (hereinafter the “Company”), a life insurance company organized under the laws of Kansas, on its own behalf and on behalf of each separate account of the Company set forth on Schedule B hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”), and ROYCE CAPITAL FUND (hereinafter the “Fund”), a Delaware business trust, and ROYCE & ASSOCIATES, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as “Variable Insurance Products”) and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter “Qualified Plans”); and

WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products are required to enter into a participation agreement with the Fund and the Adviser (the “Participating Insurance Companies”); and

WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies; and

WHEREAS, the Fund intends to offer shares of the series set forth on Schedule A (each such series hereinafter referred to as a “Portfolio”), as may be amended from time to time by mutual agreement of the parties hereto, under this Agreement to the Accounts of the Company; and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated July 24, 1996 (File No. 812-9988), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Products separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the “Shared Funding Exemptive Order”); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Adviser manages the Portfolios of the Fund set forth on Schedule A; and

WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act, unless such Variable Insurance Products are properly exempt under the 1933 Act; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule B hereto, to set aside and invest assets attributable to the aforesaid Variable Insurance Products; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless the Account is properly exempt under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Variable Insurance Products;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and Adviser agree as follows:

ARTICLE I. Fund Shares

1.1.    The Fund agrees to make available for purchase by the Company shares of the Portfolios set forth on Schedule A and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee of orders prior to the close of regular trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. Notwithstanding the foregoing, the Company shall use its best efforts to provide the Fund with notice of such orders by 9:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value pursuant to the rules of the SEC, as set forth in the Fund’s Prospectus and Statement of Additional Information. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2.    The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their Variable Insurance Products and to certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

1.3.    The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.4, 2.9, 3.4 and Article VII of this Agreement is in effect to govern such sales.

1.4.    The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day in accordance with the timing rules described in Section 1.1.

1.5.    The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Accounts of the Company, under which amounts may be invested in the Fund, are listed on Schedule B attached hereto and incorporated herein by reference, as such Schedule B may be amended from time to time by mutual written agreement of all of the parties hereto.

1.6.    The Company will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for Portfolio shares on the next Business Day after an order to purchase Portfolio shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Portfolio shall use its best efforts to pay the redemption proceeds in federal funds transmitted by wire on the next Business Day, in any event redemption proceeds shall be wired to the Company within three Business Days or such longer period permitted by the 1940 Act, after an order to redeem a Portfolio’s shares is made in accordance with the provision of Section 1.4 hereof. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of securities or otherwise incur substantial additional costs, and if the Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, it reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and the Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay promptly.

1.7.    Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.8.    The Fund shall make the dividends or capital gain distributions per share payable on the Fund’s shares available to the Company as soon as reasonably practical after the dividends or capital gains are declared (normally by 6:30 p.m. Eastern time) and shall use its best efforts to furnish same day notice by 7:00 p.m. Eastern time (by wire or telephone, followed by written confirmation) to the Company of any dividends or capital gain distributions per share payable on the Fund’s shares, but in no event no later than 6:30 p.m. Eastern Time on the ex-dividend date. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9.    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event that the Fund is unable to meet the 7:00 p.m. time stated immediately above, then the Fund shall provide the Company with additional time to notify the Fund of purchase or redemption orders pursuant to Sections 1.1 and 1.4, respectively, above. Such additional time shall be equal to the additional time that the Fund takes to make the net asset values available to the Company. If the Fund provides the Company with materially incorrect share net asset value information, the Account(s) shall be entitled to any adjustment to the number of shares purchased or redeemed necessary to make the Account(s) whole. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. If such material error results in an overpayment to the Account(s), the Company will use its best efforts to collect such overpayment. If, after such efforts, the Company is not able to recover all such overpayment, the Company will cooperate with the attempts of the Fund and/or Adviser to recover the overpayment. Furthermore, the Adviser shall be liable for the reasonable administrative costs incurred by the Company in relation to the correction of any material error, provided such error is attributable to the Fund or the Adviser (or their designee for calculating the NAV). Administrative costs shall include reasonable allocation of staff time, costs of outside service providers, printing and postage. Non-material errors will be corrected in the next Business Day’s net asset value per share.

1.10.    The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II. Representations and Warranties

2.1.    The Company represents and warrants that the interests of the Accounts (the “Contracts”) are or will be registered and will maintain the registration under the 1933 Act and the regulations thereunder, or are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act; that the Contracts will be issued in compliance in all material respects with all applicable federal securities and state securities laws and regulations and insurance laws and regulations. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Kansas insurance laws and the regulations thereunder and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder to serve as a segregated investment account for the Contracts, or such Accounts are properly exempt from registration under the 1940 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1940 Act. The Company shall amend its registration statement for its contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.

2.2.    The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required by the

1933 Act, duly authorized for issuance in accordance with the laws of the State of Delaware and sold in compliance with all applicable federal and state securities laws and regulations and that the Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required by the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3.    The Fund and the Adviser represent and warrant that the Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Fund and the Adviser will maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that a Portfolio might not so qualify in the future.

2.4.    The Company represents and warrants that each Account is and will continue to be a “segregated account” under applicable provisions of the Code and that each Contract is and will be treated as a “variable contract” under applicable provisions of the Code and that it will maintain such treatments and that it will notify the Fund immediately upon having a reasonable basis for believing that the Account or Contract has ceased to be so treated or that they might not be so treated in the future.

2.5.    The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6.    The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.7.    The Fund and the Adviser represent that the Fund is lawfully organized and validly existing under the laws of Delaware and that the Fund does and will comply in all material respects with the 1940 Act.

2.8.    The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal securities laws and that it will perform its obligations for the Fund and the Company in compliance in all material respects with the laws and regulations of its state of domicile and any applicable state and federal securities laws and regulations.

2.9.    The Company represents and warrants that all of its trustees, officers, employees, investment adviser, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount equal to the greater of $5 million or any amount required by applicable federal or state law or regulation. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund in the event that such coverage no longer applies.

2.10.    The Fund and the Adviser each represent and warrant that all of its trustees, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount equal to the greater of $5 million or any amount required by applicable federal or state law or regulation. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company.

ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

3.1.    (a) The Fund or its designee shall provide the Company with as many printed copies of the Fund’s current prospectus (the “Fund Prospectus”) as the Company may reasonably request. If requested by the Company, in addition to providing printed copies of the Fund Prospectus, the Fund shall provide camera-ready film or computer diskettes containing the Fund Prospectus, or shall provide the same electronically in .pdf format, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Fund Prospectus is amended during the year) to have the prospectus for the Contracts (the “Contract Prospectus”) and the Fund Prospectus printed together in one document or separately. The Company may elect to print the Fund Prospectus in combination with other fund companies’ prospectuses. For purposes hereof, any combined prospectus including the Fund Prospectus along with the Contract Prospectus or prospectus of other fund companies shall be referred to as a “Combined Prospectus.” For purposes hereof, the term “Fund Portion of the Combined Prospectus” shall refer to the percentage of the number of Fund Prospectus pages in the Combined Prospectus in relation to the total number of pages of the Combined Prospectus.

3.1.    (b) The Fund shall provide the Company with as many printed copies of the Fund’s current statement of additional information (the “Fund SAI”) as the Company may reasonably request. If requested by the Company in addition to providing printed copies of the Fund SAI, the Fund shall provide camera-ready film or computer diskettes containing the Fund SAI, or shall provide the same electronically in .pdf format, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Fund SAI is amended during the year) to have the statement of additional information for the Contracts (the “Contract SAI”) and the Fund SAI printed together or separately. The Company may also elect to print the Fund SAI in combination with other fund companies’ statements of additional information. For purposes hereof, any combined statement of additional information including the Fund SAI along with the Contract SAI or statement of additional information of other fund companies shall be referred to as a “Combined SAI.” For purposes hereof, the term “Fund Portion of the Combined SAI” shall refer to the percentage of the number of Fund SAI pages in the Combined SAI in relation to the total number of pages of the Combined SAI.

3.1.    (c) The Fund shall provide the Company with as many printed copies of the Fund’s annual report and semi-annual report (collectively, the “Fund Reports”) as the Company may reasonably request. If requested by the Company in lieu of providing printed copies of the Fund Reports, the Fund shall provide camera-ready film or computer diskettes containing the Fund’s Reports, or shall provide the same electronically in .pdf format, and such other assistance as is reasonably necessary in order for the Company once each year to have the annual report and semi-annual report for the Contracts (collectively, the “Contract Reports”) and the Fund Reports printed together or separately. The Company may also elect to print the Fund Reports in combination with other fund companies’ annual reports and semi-annual reports. For purposes hereof, any combined annual reports and semi-annual reports including the Fund Reports along with the Contract Reports or annual reports and semi-annual reports of other fund companies shall be referred to as “Combined Reports.” For purposes hereof, the term “Fund Portion of the Combined Reports” shall refer to the percentage of the number of Fund Reports pages in the Combined Reports in relation to the total number or pages of the Combined Reports.

3.2    Expenses

3.2.    (a) Expenses Borne by Company. Except as otherwise provided in this Section 3.2., all expenses of preparing, setting in type and printing and distributing (i) Contract Prospectuses, and Combined Prospectuses; (ii) Contract SAIs, and Combined SAIs; (iii) Contract Reports, and Combined Reports, and (iv) Contract proxy material that the Company may require in sufficient quantity to be sent to Contract owners, annuitants, or participants under Contracts (collectively, the “Participants”), shall be the expense of the Company.

3.2.    (b) Expenses Borne by Fund

    Fund Prospectuses

With respect to existing Participants, the Fund shall pay the cost of setting in type and printing Fund Prospectuses made available by the Company to such existing Participants in order to update disclosure as required by the 1933 Act and/or the 1940 Act. With respect to existing Participants, in the event the Company elects to prepare a Combined Prospectus, the Fund shall pay the cost of setting in type and printing the Fund Portion of the Combined Prospectus made available by the Company to its existing Participants in order to update disclosure as required by the 1933 Act and/or the 1940 Act. In such event, the Fund shall bear the cost of typesetting to provide the Fund Prospectus to the Company in the format in which the Fund is accustomed to formatting the prospectus. Notwithstanding the foregoing, in no event shall the Fund pay for any such costs that exceed by more than five (5) percent what the Fund would have paid to print such documents. The Fund shall not pay any costs of typesetting and printing the Fund Prospectus (or Combined Prospectus, if applicable) to prospective Participants.

    Fund SAIs, Fund Reports and Proxy Material

With respect to existing Participants, the Fund shall pay the cost of setting in type and printing Fund SAIs, Fund Reports and Fund proxy material made available by the Company to its existing Participants. With respect to existing Participants, in the event the Company elects to prepare a Combined SAI or Combined Reports, the Fund shall pay the cost of setting in type and printing the Fund Portion of the Combined SAI or Combined Reports, respectively, made available by the Company to its existing Participants. In such event, the Fund shall bear the cost of typesetting to provide the Fund SAI or Fund Reports to the Company in the format in which the Fund is accustomed to formatting statements of additional information and annual and semi-annual reports. Notwithstanding the foregoing, in no event shall the Fund pay for any such costs that exceed by more than five (5) percent what the Fund would have paid to print such documents.

The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than as described above.

3.3.    The Fund’s prospectus shall state that the current SAI for the Fund is available. The Fund SAI shall be obtainable from the Fund, the Company or such other person as the Fund may designate.

3.4.    So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Participants, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to Participants:

(a) Provide a list of Participants with value allocated to a Portfolio as of the record date to the Fund or its agent in order to permit the Fund to send solicitation material and gather voting instructions from Participants on behalf of the Company. The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. In the event that the Company chooses this option, the Fund shall be responsible for properly “echo voting” shares of a Portfolio for which no voting instructions have been received.

(b) Solicit voting instructions from Participants itself and vote shares of the Portfolio in accordance with instructions received from Contract holders. The Company shall vote the shares of the Portfolio for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received.

Regardless of which method above is elected by the Company, the Fund will pay or cause to be paid the expenses associated with printing, mailing, distributing, solicitation and tabulation of proxy materials to Participants with respect to proxies related to the Fund.

3.5.    The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the Securities and Exchange Commission may interpret Section 16 not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1.    The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund or the Adviser is named, at least five Business Days prior to its use. No such material shall be used if the Fund, the Adviser, or their designee reasonably objects to such use within five Business Days after receipt of such material.

4.2.    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, the Fund Prospectus, or the Fund SAI, as such registration statement, Fund Prospectus, or Fund SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund.

4.3.    The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Fund in which the Company or its Account(s) are named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

4.4.    Neither the Fund nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports which are in the public domain or approved by the Company for distribution to Participants, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company.

4.5.    The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6.    The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract promptly after the filing of such document with the SEC or other regulatory authorities.

4.7.    For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

ARTICLE V. [Reserved]

ARTICLE VI. Diversification

6.1.    The Adviser represents and warrants that each Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event a Portfolio ceases to so qualify, the Adviser will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Regulation 817-5.

ARTICLE VII. Potential Conflicts

7.1.    The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2.    The Company will report any potential or existing material irreconcilable conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.3.    If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

7.4.    If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account (at the Company’s expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

7.5.    For purposes of Sections 7.3 and 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 or 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

7.6.    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

7.7.    The Company and the Adviser shall at least annually submit to the Board of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

ARTICLE VIII. Indemnification

8.1.    Indemnification By The Company

8.1.    (a) The Company agrees to indemnify and hold harmless the Fund and each member of its Board and officers, and the Adviser and each director and officer of the Adviser, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus, or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)    arise out of or as a result of any statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control and other than statements or representations authorized by the Fund or the Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)    arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI of the Fund or in sales literature; or

(iv)    arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)    arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

8.1.    (b) Notwithstanding Section 8.1(a) above, the Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

8.1.    (c) Notwithstanding Section 8.1(a) above, the Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought unless the Company is materially prejudiced by failure to notify. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1.    (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2.     Indemnification by the Adviser

8.2.    (a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, prospectus, or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus,

SAI or sales literature for the Contracts not supplied by the Adviser or Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Adviser, Fund, or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)    arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or the Fund for use in the registration statement, prospectus or SAI for the Contracts or in sales literature for the Contracts; or

(iv)    arise as a result of any material failure by the Adviser or Fund to provide the services and furnish the materials under the terms of this Agreement; or

(v)    arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser; including without limitation any failure by the Fund or the Adviser, whether unintentional or in good faith or otherwise, to comply with the conditions of Article VI hereof.

8.2.    (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

8.2.    (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such Party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2.    (d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts with respect to the operation of each Account, or the sale or acquisition of shares of the Fund.

8.2.    (e) It is understood that these indemnities shall have no effect on any other agreement or arrangement between the Fund and/or its series and the Adviser.

ARTICLE IX. Applicable Law

9.1.    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1.    This Agreement shall continue in full force and effect until the first to occur of:

(a)    termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

(b)    termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or

(c)    termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or

(d)    termination by the Company by written notice to the Fund and the Adviser with respect to any or all of the Portfolios in the event that any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that a Portfolio may fail to so qualify; or

(e)    termination by the Company by written notice to the Fund and the Adviser with respect to any or all of the Portfolios in the event that any Portfolio fails to meet the diversification requirements specified in Article VI hereof, or if the Company reasonably believes that a Portfolio may fail to meet such diversification requirements; or

(f)    termination by either the Fund or the Adviser by written notice to the Company if the Adviser or the Fund shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and as a result ability to perform obligations under this Agreement is materially impaired, provided that the Fund or the Adviser will give the Company sixty (60) days’ advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Fund or the Adviser shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

(g)    termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser (with respect to the appropriate Portfolio) has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; provided that the Company will give the Fund and the Adviser sixty (60) days’ advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Fund and/or Adviser and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

(h)    termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body in respect of the sale of shares of the Fund to the Company, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Adviser to perform its obligations under this Agreement; or

(i)    termination by any party upon the other party’s breach of any representation in Section 2 or any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Fund and Adviser or the Company, as the case may be; or

(j)    termination by the Fund or the Adviser by written notice to the Company in the event an Account or Contract is not registered or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.4; provided that the Fund or the Adviser will give the Company sixty (60) days’ advance written notice of such intent.

10.2.    Effect of Termination. Notwithstanding any termination of this Agreement, the Fund shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”) unless such further sale of Fund shares is proscribed by law, regulation or applicable regulatory body, or unless the Fund determines that liquidation of the Fund following termination of this Agreement is in the best interests of the Fund and its shareholders. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redemption of investments in the Fund and/or investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3.    The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Adviser) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Adviser 45 days prior written notice of its intention to do so.

10.4.    Notwithstanding any termination of this Agreement pursuant to Article X hereof, all rights and obligations arising under Article VIII of this Agreement shall survive.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Royce Capital Fund

1414 Avenue of the Americas

New York, New York 10019

Attention: John D. Diederich

If to the Adviser:

Royce & Associates, LLC

1414 Avenue of the Americas

New York, New York 10019

Attention: John D. Diederich

If to the Company:

Security Benefit Life Insurance Company

One Security Benefit Place

Topeka, Kansas 66636

Attention: General Counsel

ARTICLE XII. Foreign Tax Credits

The Fund and the Adviser agree to consult with the Company concerning whether any Portfolio of the Fund qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.

ARTICLE XIII. Miscellaneous

13.1.    All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

13.2.    Subject to the requirements of legal process and regulatory authority, the Fund and the Adviser hereto shall treat as confidential the names, addresses and other personal financial information of the owners of the Contracts. Subject to the requirements of legal process and regulatory authority, each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information until such time as it may come into the public domain without the express written consent of the affected party.

13.3.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4.    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.6.    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.7.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.8.    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

13.9.    The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, upon request, copies of the following reports:

(a)    the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any);

(b)    the Company’s June 30th quarterly statements (statutory) (and GAAP, if any):

(c)    any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders;

(d)    any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:
Name:
Title:

ROYCE & ASSOCIATES, LLC

By:	JOHN D. DIEDERICH
Name:	John D. Diederich
Title:	Chief Operating Officer

ROYCE CAPITAL FUND

By:	JOHN D. DIEDERICH
Name:	John D. Diederich
Title:	Vice President

SCHEDULE A

PORTFOLIOS OF ROYCE CAPITAL FUND

FUNDS AVAILABLE FOR

PURCHASE

Royce Capital Fund – Micro-Cap Portfolio, CUSIP #78080T303

Royce Capital Fund – Small-Cap Portfolio, CUSIP #78080T105

SCHEDULE B

SEPARATE ACCOUNTS AND CONTRACTS

Separate Account

Variable Annuity Account XIV

Variable Annuity Account XVII

Variflex Separate Account

Variable Annuity Account VIII

Contracts

V6029 – Classic Strategies, SecureDesigns, AdvanceDesigns, AdvisorDesigns

V6023, V6016, V6019, V2500 – Variflex

V6028 – Variflex Extra Credit

V6025 – Variflex Signature

V6022 – Variflex LS

V6320 – Variflex LS Group

AMENDMENT NO. 1 TO

PARTICIPATION AGREEMENT

RULE 30e-3

Security Benefit Life Insurance Company (the “Company”), on its own behalf and on behalf of each separate account of the Company as set forth on Schedule B to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), Royce Capital Fund (the “Fund”), a Delaware business trust, and Royce & Associates, LP (formerly Royce & Associates, LLC) (the “Adviser”), a Delaware limited partnership, have entered into a participation agreement, dated October 6, 2005 and as amended from time to time (the “Participation Agreement”), whereby the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 1 to Participation Agreement (this “Amendment”) is entered into by and among the Company, the Fund, and the Adviser (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Fund and the Adviser are responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below;

WHEREAS, the Company intends to host the Required Materials on the Specified Website (as defined in Section 1 hereof) in accordance with the requirements of the Rule; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, each of the Company, the Fund, and the Adviser hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that the following Fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders of the Fund that covers the Portfolios; (ii) Prior Report to Shareholders of the Fund that covers the Portfolios; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments (to the extent applicable); and (iv) Portfolio Holdings of the Fund For Most Recent First and Third Fiscal Quarters that cover the Portfolios; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e-3 (items (i) through (iv) collectively, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Fund and the Adviser shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Fund and the Adviser

shall be responsible for sending a .pdf of the Required Materials to rpsupport@dfinsolutions.com as soon as practicable after filing with the SEC but no later than sixty-five (65) days after the close of the period for which the Required Materials are being made. Without limiting the generality of the foregoing in any manner, the Fund and the Adviser shall be responsible for ensuring that the Required Materials:

(a)    Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

(b)    Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.

Notification; Reliance on Third Party to Provide Documents. If, for any reason, the Fund and the Adviser are unable to provide the Required Materials in the manner set forth in section 2, the Fund and the Adviser shall promptly notify the Company. The Fund and the Adviser shall be responsible for the actions or inactions or any other failures of any third party that they may utilize to provide the Required Materials in the manner set forth in section 2; and any actions, inactions or other failures by any such third party shall not relieve the Fund or Adviser from their obligations under this Amendment. Notwithstanding the foregoing and anything to the contrary herein, in no event shall any Party be responsible or liable in any way for any failure or delay in the performance of their obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, civil or military disturbances, insurrection, riots, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without notice to the Fund and the Adviser.

5.

Paper Notice to Contract Owners. The Company shall provide a paper notice to its Contract Owners, if and to the extent such notice is required by paragraph (c) of Rule 30e-3. Any notice sent to Contract Owners by the Company shall comply with the content requirements of Rule 30e-3(c).

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Contract Owner elections to receive future shareholder reports of the Fund that cover the Portfolios in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Contract Owner requests under sections 6 and 7 above, the Fund and the Adviser shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request, with expenses to be borne in accordance with Article III of the Participation Agreement. If requested by the Company in lieu thereof, the Fund and the Adviser shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Documents in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Documents printed together in a single document or printed individually by the Company if it so chooses.

9.	Expenses. Rule 30e-3 expenses shall be borne in accordance with the following schedule:

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing and Distribution (including postage)	Fund (Company may choose to do the printing at Fund expense)

30e-3 Required Materials	Distribution (including website hosting and maintenance)	Fund

10.	Construction of this Amendment; Participation Agreement.

(a)    This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

(b)    This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

(c)    Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.

Indemnification. The Fund and the Adviser specifically agree to indemnify and hold harmless the Company (and its officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against the Company (or its officers, directors, and employees) as a result of any failure or alleged failure by the Fund or Adviser to provide the Required Materials in accordance with the terms of this Amendment and to fulfill their other duties and responsibilities under this Amendment. The Company specifically agrees to indemnify and hold harmless the Fund and the Adviser (and their officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against the Fund or the Adviser (or their officers, directors, and employees) as a result of any failure or alleged failure by the Company to provide the paper notice to Contract Owners or to provide paper materials to Contract Owners upon “ad hoc” request as required by the Rule and this Amendment and to fulfill their other duties and responsibilities under this Amendment. This indemnification shall be in addition to and not in lieu of the indemnification provided for in the Participation Agreement, but this indemnification shall be subject to and implemented in accordance with the terms, conditions, and procedures of the indemnification provisions of the Participation Agreement.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

13.	Effective Date. This Amendment is effective as of January 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

SECURITY BENEFIT LIFE INSURANCE COMPANY		ROYCE CAPITAL FUND

By:	DOUGLAS WOLFF	By:	CHRISTOPHER D. CLARK
Print Name:	Douglas Wolff	Print Name:	Christopher D. Clark
Title:	President	Title:	President

ROYCE & ASSOCIATES, LP

		By:	CHRISTOPHER D. CLARK
		Print Name:	Christopher D. Clark
		Title:	President

EXHIBIT 1

Specified Website

https://www.dfinview.com/SecurityBenefit?site=SBL